                                                                     EXHIBIT (M)

                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1996-4 Monthly Statement
                        Class A Certificate CUSIP #25466KBA6
                        Class B Certificate CUSIP #25466KBB4


Trust Distribution Date: January 15, 1999 Due Period Ending: December 31, 1998

Pursuant to the Series Supplement dated as of April 30, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.    Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
      -----------------------------------------------------------------------------------------------------------

      Series  1996-4                                                Total          Interest     Principal
          Class A      31 days at 5.910470000%                   $5.089571389    $5.089571389  $0.000000000

          Class B      31 days at 6.085470000%                   $5.240265833    $5.240265833  $0.000000000

2.    Principal Receivables at the end of the Due Period
      --------------------------------------------------
  (a) Aggregate Investor Interest                        $18,653,104,342.64
      Seller Interest                                     $9,454,017,561.11

      Total Master Trust                                 $28,107,121,903.75


  (b) Group One Investor Interest                        $16,103,104,342.64

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1996-4 Investor Interest                     $1,052,632,000.00

  (e) Class A Investor Interest                           $1,000,000,000.00

      Class B Investor Interest                              $52,632,000.00

3.    Allocation of Receivables Collected During the Due Period
      ---------------------------------------------------------

                                                                Finance Charge        Principal         Yield
                                                                 Collections         Collections     Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation                            $305,843,595.24    $2,723,677,162.01            $0.00

      Seller                                                    $85,109,264.76      $757,936,946.60            $0.00

  (b) Group One Allocation                                     $264,320,101.02    $2,353,891,445.90            $0.00

  (c) Group Two Allocation                                      $41,523,494.22      $369,785,716.11            $0.00

  (d) Series 1996-4 Allocations                                 $17,140,546.24      $152,644,407.37            $0.00

  (e) Class A Allocations                                       $16,283,577.57      $145,012,709.24            $0.00

      Class B Allocations                                          $856,968.67        $7,631,698.13            $0.00

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")
      ---------------------------------------------------------------------
                         Deposits into the
                           SPFAs This        SPFA    Deposit Deficit    Investment
                           Due Period       Balance      Amount           Income
      Series 1996-4             $0.00       $0.00             0.00          $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------
                                                                    Total Payments
                               Amount Paid       Deficit Amount     Through This
                              This Due Period    This Due Period     Due Period
      Series 1996-4            $0.00                        $0.00                $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")
      --------------------------------------------------------------------
                                             Deposits Into the
                                               SIFAs This
                                               Due Period        SIFA Balance
      Series 1996-4                            $5,365,377.06              $0.00

7.    Pool Factors
      ------------
                                                                 This Due Period
      Class A                                                         1.00000000

      Class B                                                         1.00000000

8.    Investor Charged-Off Amount
      ---------------------------
                                                               Cumulative
                                                            Investor Charged-Off
                                     This Due Period             Amount
  (a) Group One                        $100,357,279.92                $0.00

  (b) Group Two                         $15,765,675.46                $0.00

  (c) Series 1996-4                      $6,507,937.12                $0.00

  (d) Class A                            $6,182,562.53                $0.00

      Class B                              $325,374.59                $0.00

9.    Investor Losses This Due Period
      -------------------------------                         Per $1,000 of
                                                            Original Invested
                                               Total           Principal
  (a) Group One                                   $0.00            $0.00

  (b) Group Two                                   $0.00            $0.00

  (c) Series 1996-4                               $0.00            $0.00

  (d) Class A                                     $0.00            $0.00

      Class B                                     $0.00            $0.00

10.    Reimbursement of Investor Losses This Due Period
       ------------------------------------------------                  Per $1,000 of
                                                                       Original Invested
                                                   Total                  Principal
   (a) Group One                                      $0.00                    $0.00

   (b) Group Two                                      $0.00                    $0.00

   (c) Series 1996-4                                  $0.00                    $0.00

   (d) Class A                                        $0.00                    $0.00

       Class B                                        $0.00                    $0.00

11.    Aggregate Amount of Unreimbursed Investor Losses                  Per $1,000 of
       ------------------------------------------------                Original Invested
                                                   Total                  Principal
   (a) Group One                                      $0.00                    $0.00

   (b) Group Two                                      $0.00                    $0.00

   (c) Series 1996-4                                  $0.00                    $0.00

   (d) Class A                                        $0.00                    $0.00

       Class B                                        $0.00                    $0.00

12.    Investor Monthly Servicing Fee Payable at the end of the Due Period
       -------------------------------------------------------------------
   (a) Group One                                            $27,053,785.01

   (b) Group Two                                             $4,250,000.00

   (c) Series 1996-4                                         $1,754,386.67

   (d) Class A                                               $1,666,666.67

       Class B                                                  $87,720.00

13.    Class Available Subordinated Amount at the end of the Due Period
       ----------------------------------------------------------------
                                                                As a Percentage
                                                                 of Class A
                                                    Total       Invested Amount
     Series 1996-4 Class B                     $115,789,520.00    11.5790%

14.    Total Available Credit Enhancement Amounts
       ------------------------------------------
                                                    Shared Amount           Class B Amount
       Maximum Amount                                        $0.00             $63,157,920.00

       Available Amount                                      $0.00             $63,157,920.00

       Amount of Drawings on Credit Enhancement
         for this Due Period                                 $0.00                      $0.00

15.    Delinquency Summary
       -------------------

       End of Due Period Master Trust Receivables Outstanding         $28,518,361,329.71

                                   Delinquent Amount          Percentage of Ending
       Payment Status              Ending Balance             Receivables Outstanding
       30-59 days                     $808,568,403.91                 2.84%

       60-179 days                  $1,201,933,922.02                 4.21%

                                            U.S. BANK NATIONAL ASSOCIATION
                                            as Trustee


                                        BY:
                                            ------------------------------
                                                   Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                        Series 1996-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 30, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-4 Master Trust Certificates for the Distribution Date occurring on January 15, 1999:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                 $3,872,566,968.60

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                   $145,012,709.24

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                             $16,283,577.57

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                               $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                     $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                               $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                 $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                           $5,089,571.39

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                     $7,631,698.13

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                $856,968.67

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                               $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                     $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                               $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                 $0.00

 13. The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                            $275,805.67

 14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 1999.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer